Exhibit 99.2

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Unaudited Pro Forma Consolidated Financial Statements of Resource Real Estate Opportunity REIT, Inc.

The Unaudited Pro Forma Consolidated Financial Statements (“pro forma financial statements”) give effect to the Merger of Resource Real Estate Opportunity REIT, Inc. (the “Company”) and Paladin Realty Income Properties, L.P. and subsidiaries (“Paladin OP”). The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2013 gives effect to the Paladin OP merger as if it had been consummated on December 31, 2013 and includes historical data as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Paladin OP merger and that are factually supported. The Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2013 and 2012 give effect to the Paladin OP merger as if it had been consummated on January 1, 2012 and include historical data as reported by the separate companies, as well as adjustments that are directly attributable to the Paladin OP merger, which are expected to have a continuing impact and are factually supported.

The pro forma adjustments that reflect the Paladin OP merger are based upon the acquisition method of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") and upon the assumptions set forth in the notes included in this section. The pro forma financial statements have been prepared based on available information, using estimates and assumptions that management believes are reasonable. These estimates and assumptions affect reported amounts of assets and liabilities and other disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are preliminary and have been prepared solely for the purposes of developing this unaudited pro forma consolidated financial information. The unaudited pro forma consolidated balance sheet has been adjusted to reflect the allocation of the purchase price to identifiable net assets acquired. The pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to reflect the results the consolidated entity may achieve in future periods or the historical results that would have been obtained had the Company and Paladin OP been a consolidated entity during the relevant periods presented.

The assumptions used and adjustments made in preparing the pro forma financial statements are described in the notes hereto, which should be read in conjunction with the unaudited pro forma financial statements. The unaudited pro forma financial statements and related notes contained herein should be read in conjunction with the historical financial statements and related notes of the Company and Paladin OP.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2013
(in thousands)
(unaudited)

		Historical
	Historical	Adjusted
	Resource	Paladin	Proforma		Proforma
	Real Estate	OP	Adjustments	Notes	Consolidated
ASSETS
Investments:
Rental Properties, net	$390,373	$175,199	$29,055	A	$594,627
Loans held for investments, net	1,724	—	—		1,724
Identified intangible assets, net	5,182	—	—		5,182
Assets of discontinued operations	88	—	—		88
	397,367	175,199	29,055		601,621
Less: Accumulated depreciation and amortization
Cash and cash equivalents	270,323	11,893	(10,813)	B	271,403
Restricted cash	4,456	2,429	—		6,885
Prepaid expenses and other assets, net	1,567	1,616	—		3,183
Due from related parties	530	—	—		530
Tenant receivables, net	573	—	—		573
Deposits	141	—	—		141
Deferred financing costs, other	3,602	—	—		3,602
Deferred offering costs	—	—	—		—
Total Assets	$678,559	$191,137	$18,242		$887,938

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable	$111,811	$145,383	$—		$257,194
Revolving credit facility	37,041	—	—		37,041
Trade accounts payable	1,417	1,280	—		2,697
Accrued expenses and other liabilities	2,745	2,117	—		4,862
Accrued real estate taxes	2,117				2,117
Due to related parties	1,718	—	—		1,718
Tenant prepayments	615	—	—		615
Security Deposits	1,826	—	—		1,826
Distribution payable	2,222	—	—		2,222
Total liabilities	161,512	148,780	—		310,292

Stockholders' equity
Partners' capital	—	32,958	(32,958)	C	—
Noncontrolling interests	—	9,399	—		9,399
Preferred stock (par value $.01; 10,000,000 shares authorized, none issued)	—	—	—		—
Common stock (par value $.01; 1,000,000,000 shares authorized and 35,896,959 shares issued, and 35,861,870 shares outstanding	668	—	52	D	720
Convertible stock (par value $.01; 50,000 shares authorized, issued and outstanding)	1	—	—		1
Additional paid-in capital	590,591	—	51,148	D	641,739
Other comprehensive income	20	—	—		20
Accumulated deficit	(74,233)	—	—		(74,233)
Total stockholders' equity	517,047	42,357	18,242		577,646
Total liabilities and stockholders' equity	$678,559	$191,137	$18,242		$887,938

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2013
(in thousands, except per share data)
(unaudited)

		Historical
	Historical	Adjusted
	Resource	Paladin	Proforma		Proforma
	Real Estate	OP	Adjustments	Notes	Consolidated
Revenues:
Rental income	$40,790	$23,798	$—		$64,588
Other income	—	2,785	—		2,785
Gain on foreclosures	3,459	—	—		3,459
Interest income	262	4	—		266
Total Revenues	44,511	26,587	—		71,098

Expenses:
Rental operating	25,530	9,975	—		35,505
Real property taxes	—	1,894	—		1,894
Acquisition costs	9,923	—	—		9,923
Foreclosure costs	49	—	—		49
Management fees - related parties	4,482	464	607	E	5,553
General and administrative	5,928	75	(75)	F	5,928
Loss on property impairment	24	—	—		24
Loss on disposal of assets	1,337	—	—		1,337
Depreciation and amortization expense	18,245	5,541	692	G	24,478
Property damage	—	368	—		368
Total expenses	65,518	18,317	1,224		85,059

Other (expense) income:
Interest expense	(951)	(8,342)	—		(9,293)
Loss from continuing operations	(21,958)	(72)	(1,224)		(23,254)

Noncontrolling interests	—	83	—		83

Discontinued operations:
Loss from discontinued operations	(701)	—	—	H	(701)
Net gain on disposition	3,173	—	—		3,173
Income from discontinued operations	2,472	—	—		2,472
Net loss and comprehensive loss	$(19,486)	$11	$(1,224)		$(20,699)

Weighted average common shares outstanding	39,284		5,151	D	44,435

Basic and diluted loss per common share - continuing	$(0.50)	$—	$(0.24)		$(0.47)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
AUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2012
(in thousands, except per share data)
(unaudited)

		Historical
	Historical	Adjusted
	Resource	Paladin	Proforma		Proforma
	Real Estate	OP	Adjustments	Notes	Consolidated
Revenues
Rental income	$14,243	$23,059	$—		$37,302
Other income	—	2,662	—		2,662
Gain on foreclosure	2,906				2,906
Interest income	197	8	—		205
Total Revenues	17,346	25,729	—		43,075

Expenses
Rental operating	10,123	9,503	—		19,626
Real property taxes	—	1,795	—		1,795
Acquisition costs	3,713	—	715	I	4,428
Foreclosure costs	196	—	—		196
Management fees - related parties	1,756	489	549	E	2,794
General and administrative	3,053	69	(69)	F	3,053
Loss on disposal of assets	262	—	—		262
Depreciation and amortization expense	8,340	5,987	12,502	G	26,829
Property damage	—	—	—		—
Total expenses	27,443	17,843	13,697		58,983

Other (expense) income
Interest expense	(546)	(8,796)	—		(9,342)
Insurance proceeds in excess of cost basis	12	—	—		12
Loss from continuing operations	(10,631)	(910)	(13,697)		(25,238)

Noncontrolling interests	—	429	—		429

Discontinued operations:
(Loss) income from discontinued operations	298	266	(266)	H	298
Net loss and comprehensive loss	$(10,333)	$(215)	$(13,963)		$(24,511)

Weighted average common shares outstanding	14,886	—	5,151	D	20,037

Basic and diluted loss per common share	$(0.69)	$—	$(2.71)		$(1.22)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of pro forma presentation

The accompanying unaudited pro forma consolidated financial statements exclude certain subsidiaries of the Paladin OP during the periods presented. These subsidiaries owned interests in the Lofton Apartments, which were sold to a third party in the second quarter of 2013, and the Beechwood Gardens Apartments, which were sold to a third party in the third quarter of 2013, along with certain assets and liabilities of the Paladin OP which were not included in the acquisition ("Paladin Acquisition").

Note 2: Pro forma Adjustments

(A)	Represents the initial estimates of the step up in fair value for the property and equipment and intangible assets to reflect the allocation of the purchase price to identifiable net assets acquired.

(B)	Represents an elimination of cash in accordance with the Paladin Acquisition agreement.

(C)	Represents the elimination of the historical equity of Paladin OP.

(D)	Represents the estimated number of shares needed to have been sold in the Company's initial public offering of common stock in order to fund the Paladin Acquisition as of January 1, 2012.

(E)	Represents the elimination of pre-merger related-party management fees associated with the Paladin Acquisition, offset by the additional related-party management fees to be charged by the Company.

(F)	Represents the estimated change in general and administrative costs associated with the Paladin Acquisition.

(G)
Represents the increase in depreciation and amortization associated with the initial recording of Paladin OP's rental properties and identified intangible assets at fair value. The increase in depreciation and amortization is based on a preliminary allocation of purchase price to certain property and equipment and finite-lived intangible assets acquired. For purposes of the depreciation and amortization adjustment related to the incremental step up in fair value, the Company considered the useful lives and related step up value of the property and equipment and intangible assets as follows (dollars in thousands):

	Step up in
	Fair Value	Useful Life
Land	$3,922	indefinite
Buildings *	12,432	27.5 years
Site Improvements	39	15 years
Equipment and Furniture and Fixtures	416	3 - 5 years
Intangible Assets	12,246	6 months
Total	$29,055

*	Includes the write-off of approximately $1.2 million related to pre-merger acquisition costs capitalized by Paladin OP in Rental Properties, net.

(H)
Represents the elimination of the discontinued operations associated with the Lofton Apartments, which were sold during the second quarter of 2013, and the Beechwood Gardens Apartments, which were sold during the thrid quarter of 2013.

(I)	Represents the initial estimated acquisition costs associated with the Paladin Acquisition, primarily legal fees.